UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

Schedule 14A

_________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Pasithea Therapeutics Corp.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Pasithea Therapeutics Corp.
1111 Lincoln Road, Suite 500
Miami Beach, Florida 33139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Pasithea Therapeutics Corp. (the “Company”) will be held in a virtual meeting format on June 26, 2024 at 9:00 AM Eastern Time for the following purposes:

1.      Election of the director nominee named in this Proxy Statement to hold office until the annual meeting of stockholders in accordance with the class of director to which such nominee will be assigned;

2.      Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.      Transacting such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record as of the close of business on April 29, 2024, the date fixed by the Board as the record date for the Annual Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders of record of the Company as of the Record Date will be open for inspection during ordinary business hours for a period of 10 days ending on the day before the Annual Meeting date at 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139.

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The Annual Meeting will be conducted via live webcast. Stockholders will have the same rights and opportunities to participate in our virtual Annual Meeting as they would at an in-person meeting. For more information on our virtual Annual Meeting, including details on how to attend the Annual Meeting, see the instructions under “Information About the Annual Meeting and Voting” on page 2 of this Proxy Statement.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of common stock you own, please submit your proxy to vote as soon as possible. We urge you to date, sign and return the proxy card in the envelope provided to you, or to use the telephone or Internet method of proxy submission described on your proxy card, even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted. Any stockholder of record who submits a proxy card retains the right to revoke such proxy card by: (i) submitting a written notice of such revocation to the President of the Company so that it is received no later than 5:00 p.m., EST on June 25, 2024; (ii) submitting a duly signed proxy card bearing a later date than the previously signed and dated proxy card to the President of the Company so that it is received no later than 5:00 p.m., EST on June 25, 2024; or (iii) attending the Annual Meeting virtually and voting thereat the shares represented by such proxy card. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a completed, signed and dated proxy card previously returned. All such later-dated proxy cards or written notices revoking a proxy card should be sent to Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139, Attention: Tiago Reis Marques, Chief Executive Officer. If you hold shares of common stock in street name, you must contact the firm or intermediary that holds your shares to change or revoke any prior voting instructions pursuant to such firm’s or intermediary’s procedures.

Please read carefully the enclosed Proxy Statement, which explains the proposals to be considered by you and acted upon at the Annual Meeting.

If you have any questions about the procedures for admission to the Annual Meeting, please contact Patrick Gaynes, Corporate Communications at pgaynes@pasithea.com.

May 28, 2024	By Order of the Board of Directors,
/s/ Tiago Reis Marques
Tiago Reis Marques
Chief Executive Officer and Director

i

PASITHEA THERAPEUTICS CORP.
PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

May 28, 2024

INTRODUCTION

This Proxy Statement provides information for stockholders of Pasithea Therapeutics Corp. (“we,” “us,” “our,” “Pasithea” and the “Company”) as part of the solicitation of proxies by the Company and its Board of Directors (the “Board”) from holders of the outstanding shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for use at the Company’s annual meeting of stockholders to be held in a virtual format at www.virtualshareholdermeeting.com/KTTA2024 at 9:00 a.m. Eastern Time on June 26, 2024, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to vote either directly or by proxy on the following matters discussed herein:

1.      Election of the director nominee named in this Proxy Statement to hold office until the annual meeting of stockholders in accordance with the class of director to which such nominee will be assigned;

2.      Ratification of the appointment of Marcum LLP (“Marcum”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.      Transacting such other business as may properly come before the Annual Meeting or any adjournment thereof.

Whether or not you plan to attend the Annual Meeting, and regardless of the number of shares of common stock you own, please submit your proxy to vote as soon as possible. We urge you to date, sign and return the proxy card in the envelope provided to you, or to use the telephone or Internet method of submitting your proxy described on your proxy card, even if you plan to attend the Annual Meeting, so that if you are unable to attend the Annual Meeting, your shares can be voted.

Our proxy materials, including our Proxy Statement for the Annual Meeting, our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and proxy card, are available on the Internet at www.proxyvote.com. Under SEC rules, we are providing access to our proxy materials by sending you this full set of proxy materials.

You may attend the Annual Meeting and vote your shares during the Annual Meeting, even if you previously submitted your proxy to vote by the Internet, telephone or if you returned your proxy card. Your proxy may be revoked by sending in another signed proxy card with a later date, sending a letter revoking your proxy Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, Florida, Attn: Secretary, submitting another proxy to vote by Internet or telephone, or attending the Annual Meeting and voting during the Annual Meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

We include this Q&A section to provide some background information and brief answers to several questions you might have about the Annual Meeting. We encourage you to read this Proxy Statement in its entirety.

Why are we providing these proxy materials?

The Board is providing these proxy materials to you in connection with our Annual Meeting, which will take place on June 26, 2024, and will be held in a virtual format at www.virtualshareholdermeeting.com/KTTA2024 beginning at 9:00 AM Eastern Time. Stockholders are invited to participate in the Annual Meeting and are requested to vote on the proposals described herein.

What information is contained in this Proxy Statement?

This Proxy Statement contains information relating to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and most highly paid executive officers and other required information.

What proposals will be voted on at the Annual Meeting?

There are two total proposals scheduled to be voted on at the Annual Meeting:

1.      Election of the director nominee named in this Proxy Statement to hold office until the annual meeting of stockholders in accordance with the class of director to which such nominee will be assigned; and

2.      Ratification of the appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

We will also consider other business that properly comes before the Annual Meeting.

Why is the Company Holding a Virtual Annual Meeting?

This year’s Annual Meeting will be held in a virtual meeting format only. The virtual format provides the opportunity for participation by a broader group of our stockholders, while reducing costs associated with planning, holding and arranging logistics for in-person meeting proceedings. Hosting a virtual meeting enables increased stockholder attendance and participation because stockholders can participate equally from any location around the world, at little to no cost. Hosting a virtual meeting also reduces the environmental impact of our Annual Meeting. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/KTTA2024.

What shares can I vote?

You may vote all shares of Common Stock that you owned as of the close of business on the record date, April 29, 2024 (the “Record Date”). You may cast one vote per share, including shares (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a stockbroker, bank or other nominee. The proxy card will indicate the number of shares you owned as of the Record Date and may vote at the Annual Meeting.

As of the Record Date, there were 1,043,248 shares of Common Stock outstanding, all of which are entitled to be voted at the Annual Meeting.

A list of stockholders entitled to vote at the Annual Meeting will be available at our headquarters at 1111 Lincoln Road, Suite 500, Miami Beach, Florida 33139 for a period of at least ten calendar days prior to the Annual Meeting ending on the day before the meeting date for examination by any stockholder.

What are the voting rights of stockholders?

Each share of our Common Stock is entitled to one vote. There is no cumulative voting.

What is the difference between being a stockholder of record and a beneficial owner?

Many of our stockholders hold their shares through stockbrokers, banks, or other nominees, rather than directly in their own names. As summarized below, there are some differences between being a stockholder of record and a beneficial owner.

Stockholder of record:    If your shares are registered directly in your name with our transfer agent, VStock Transfer LLC, you are the stockholder of record, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals named on the proxy card or to vote at the Annual Meeting.

Beneficial owner:    If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or other nominee, considered to be the stockholder of record. As the beneficial owner, you have the right to tell your nominee how to vote. Your nominee has sent you instructions on how to direct the nominee’s vote. You may submit a proxy to vote by following those instructions.

How do stockholders vote?

If you are a stockholder of record, you may have your shares voted on matters presented at the Annual Meeting in any of the following ways:

•        During the Annual Meeting — You may attend the Annual Meeting virtually and cast your vote then. If you have already submitted a proxy to vote online, by telephone or by mail, your vote at the Annual Meeting will supersede your prior proxy.

•        By proxy — Stockholders of record have a choice of voting during the virtual meeting or submitting a proxy:

•        over the Internet at www.virtualshareholdermeeting.com/KTTA2024;

•        by using a toll-free telephone number noted on your proxy card; or

•        by executing and returning a proxy card and mailing it in the postage-paid envelope provided. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.

If you properly submit a proxy, and if your proxy is not subsequently revoked by you, your vote will be voted in accordance with your instructions. If any other matter is presented, your proxy will vote in accordance with the proxy holders’ best judgment. At the time we mailed these proxy materials, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board. If you are a street name holder and wish to vote at the Annual Meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares, and to confirm that your voting instructions have been properly recorded when submitting a proxy to vote over the Internet or by telephone. Please be aware that if you submit a proxy to vote by telephone or Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

What are “broker non-votes”?

Banks and brokers acting as nominees are permitted to use discretionary voting authority to vote proxies for proposals that are deemed “routine” by the New York Stock Exchange, but are not permitted to use discretionary voting authority to vote proxies for proposals that are deemed “non-routine” by the New York Stock Exchange. The determination of which proposals are deemed “routine” versus “non-routine” may not be made by the New York Stock Exchange until after the date on which this proxy statement has been mailed to you. As such, it is important that you provide voting instructions to your bank, broker or other nominee, if you wish to determine the voting of your shares.

When there is at least one “routine” matter to be considered at a meeting, and a broker exercises its discretionary authority on any such “routine” matter with respect to any uninstructed shares, “broker non-votes” occur with respect to the “non-routine” matters for which the broker lacks discretionary authority to vote such uninstructed shares.

Under the applicable rules governing such brokers, we believe the selection of Marcum as the Company’s independent registered public accounting firm (Proposal 2) is likely to be considered a “routine” item. This means that brokers may vote using their discretion on such proposal on behalf of beneficial owners who have not furnished voting instructions.

We believe Proposal 1 (election of directors) is likely to be considered “non-routine,” which means that brokers cannot vote uninstructed shares with respect to these proposals when they do not receive voting instructions from you. Furthermore, if approval of Proposal 2 is deemed by the New York Stock Exchange to be a “non-routine” matter, brokers will not be permitted to vote on Proposal 2 if the broker has not received instructions from the beneficial owner. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares for these proposals.

Can I change my vote or revoke my proxy?

Yes, you may change your vote after you send in your proxy card or submit a proxy to vote your shares via the Internet or by telephone by following these procedures:

•        Submitting a new proxy online;

•        Submitting a new proxy by telephone;

•        Signing and returning a new proxy card bearing a later date, which will automatically revoke your earlier proxy instructions; or

•        Attending the Annual Meeting and voting during the Annual Meeting

How can I attend the Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

You will be able to attend the Annual Meeting online vote your shares electronically and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/KTTA2024. To participate in the Annual Meeting, you will need to log on using the control number from your proxy card. The 15-digit control number can be found in the shaded box.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The Annual Meeting will begin promptly at 9:00 AM Eastern Time. We encourage you to access the Annual Meeting prior to the start time leaving ample time for check in. Please follow the registration instructions as outlined in this Proxy Statement.

What if I have trouble accessing the Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the Annual Meeting. We encourage you to access the Annual Meeting prior to the start time. For further assistance should you need it you may call Broadridge technical support at the number to be provided on the log-in page of the Annual Meeting on the day of the Annual Meeting.

What is a proxy holder?

We are designating our Chief Executive Officer and Chief Financial Officer to hold and vote all properly-tendered proxies (except votes “withheld”). If you have indicated a vote, they will vote accordingly. If you have left a vote blank, they will vote as the Board recommends. While we do not expect any other business to come up for a vote, if it does, they will vote in their discretion. If a director nominee is unwilling or unable to serve, the proxy holders will vote in their discretion for an alternative nominee.

How does the Board recommend that I vote?

The Board recommends that you vote your shares:

•        “FOR” the election of the Board’s nominee;

•        “FOR” the ratification of the appointment of Marcum.

What constitutes a quorum for the Annual Meeting?

Holders of 33 1/3% of all of the shares of the stock entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum, permitting the Annual Meeting to conduct its business. As of the Record Date, there were 1,043,248 shares of Common Stock outstanding, all of which are entitled to be voted at the Annual Meeting. Both abstentions and “broker non-votes” are counted as present for the purpose of determining the presence of a quorum.

Whether or not a quorum is present or represented at the Annual Meeting, the Board, any committee of the Board, or the chairman of the Annual Meeting may adjourn the Annual Meeting from time to time without further notice.

What vote is required to approve the election of directors (Proposal 1)?

Director nominees are elected by a plurality of the votes cast at the Annual Meeting. The director nominee who receives the greatest number of votes at the Annual Meeting will be elected. Therefore, if you do not vote for a nominee, or you “withhold” authority to vote for a nominee, your vote will not count either “for” or “against” the nominee. As a result, abstentions and “broker non-votes” will have no effect on the outcome of Proposal 1.

What vote is required to ratify the selection of Marcum as the Company’s independent registered public accounting firm for fiscal year 2024 (Proposal 2)?

Proposal 2 will be approved with the affirmative vote of a majority of the votes cast at the Annual Meeting. You may vote “for” or “against,” or abstain from voting on, Proposal 2. As a result, abstentions will have the effect of a vote “Against” and “broker non-votes”, if any, will have no effect on the outcome of Proposal 2.

How will the votes be counted at the Annual Meeting?

The votes will be counted by the inspector of election appointed for the Annual Meeting.

How will the Company announce the voting results?

The Company will report the final results of the voting at the Annual Meeting in a filing with the SEC on a Current Report on Form 8-K.

Who pays for costs relating to the proxy materials and Annual Meeting?

The costs of preparing, assembling and mailing the proxy materials, along with the cost of posting the proxy materials on a website, are borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in doing so.

Who can attend the Annual Meeting?

Any Company stockholder as of the close of business on the Record Date may attend the Annual Meeting. Stockholders must present a valid control number in order to be admitted to the Annual Meeting. Even if you plan to attend the Annual Meeting, please submit a proxy to vote your shares.

Who should I call if I have any questions?

If you have any questions about the Annual Meeting, please email Gaston Galarza at gaston.galarza@broadridge.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our business operates under the direction of the Board, which currently consists of five directors. All of our directors have three-year terms and stand for election upon the expiration of the term of the class to which each director is assigned by the Board. In accordance with the terms of our Certificate of Incorporation and Bylaws, our Board is divided into three classes; Class I, Class II and Class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. Our directors are divided among the three classes as follows:

•        The Class I director is Dr. Emer Leahy; her term expires at the Annual Meeting;

•        The Class II directors are Alfred Novak and Simon Dumesnil; their terms will expire at the 2025 Annual Meeting; and

•        The Class III directors are Dr. Tiago Reis Marques and Prof. Lawrence Steinman; their terms will expire at the 2026 Annual Meeting.

We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Our Certificate of Incorporation and Bylaws also provide that our directors may be removed only for cause, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office, even if less than a quorum, or by a sole remaining director.

Dr. Emer Leahy is the sole Class I director whose term expires at the Annual Meeting. Our Board has nominated for election at the Annual Meeting Dr. Emer Leahy to hold office until the annual meeting of stockholders in 2027, or until her successor is elected or appointed or, if sooner, until her death, resignation or removal.

Directors are elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. If the incumbent director nominee does not receive a plurality vote, under Delaware law she will continue to serve on the Board until a successor is elected. Stockholders may not vote, or submit a proxy, for a greater number of nominees than the nominee named above. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the director nominee named above. If the director nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by our Board. The person nominated for election has agreed to serve if elected. Our management has no reason to believe that the nominee will be unable to serve.

THE BOARD RECOMMENDS
A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEE.

EXECUTIVE OFFICERS, NON-EXECUTIVE EMPLOYEES AND DIRECTORS

The following table sets forth the name, age as of May 28, 2024, and current position of the individuals who serve as directors and executive officers of the Company. The following also includes certain information regarding the individual experience, qualifications, attributes and skills of our directors and executive officers as well as brief statements of those aspects of our directors’ backgrounds that led us to conclude that they are qualified to serve as directors.

Name	Age	Position
Executive Officers
Dr. Tiago Reis Marques	47	Chief Executive Officer and Director
Daniel Schneiderman	46	Chief Financial Officer
Dr. Graeme Currie	57	Chief Development Officer
Non-Employee Directors
Prof. Lawrence Steinman	76	Executive Chairman and Co-Founder
Simon Dumesnil(1)(2)(3)	47	Director
Dr. Emer Leahy(1)(2)(3)	58	Director
Alfred Novak(1)(2)(3)	76	Director

____________

(1)      Member of the Audit Committee of the Board (the “Audit Committee”).

(2)      Member of the Compensation Committee of the Board (the “Compensation Committee”).

(3)      Member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

Executive Officers

Each executive officer serves at the discretion of our Board and holds office until his successor is duly elected and qualified or until his earlier resignation or removal.

Dr. Tiago Reis Marques (Chief Executive Officer and Director) has served on our Board and as Chief Executive Officer since August 2020. He is a senior clinical fellow at Imperial College London and a lecturer at the IoPPN, King’s College London. IoPPN is ranked second in the world for psychology and psychiatry by US News and Best Global Universities, and is home to one of the world’s largest centers for neuroscience research. Dr. Marques is also a psychiatrist at Maudsley Hospital. His research focuses on topics including the mechanism of action of psychiatric medication and novel treatment targets. During his career, he has obtained multiple awards for his research. Dr. Marques is an author or co-author of more than 100 scientific publications in peer-reviewed journals in psychiatry and neuroscience, has co-authored international treatment guidelines and written book chapters, including in the leading book in the field, “Neurobiology of Mental Illness.” We believe that Dr. Marques is qualified to serve on our Board due to his medical and scientific background.

Daniel Schneiderman (Chief Financial Officer) is an experienced finance executive with over 24 years of experience in the areas of capital markets and finance operations. Mr. Schneiderman has served as our Chief Financial Officer since October 11, 2022 and as a consultant to the Company from July 1, 2022 through October 10, 2022. Prior to joining the Company, from January 2020 through February 2022 Mr. Schneiderman served as Chief Financial Officer of First Wave BioPharma, Inc. (Nasdaq: FWBI), a clinical stage biopharmaceutical company specializing in the development of targeted, non-systemic therapies for gastrointestinal (GI) diseases. Prior to joining First Wave, from November 2018 through December 2019, Mr. Schneiderman served as Chief Financial Officer of Biophytis SA, (ENXTPA: ALBPS; Nasdaq: BPTS) and its U.S. subsidiary, Biophytis, Inc., a European-based, clinical-stage biotechnology company focused on the development of drug candidates for age-related diseases, with a primary focus on neuromuscular diseases. From February 2012 through August 2018, Mr. Schneiderman served as Vice President of Finance, Controller and Secretary of MetaStat, Inc. (OTCQB: MTST), a publicly traded biotechnology company with a focus on Rx/Dx precision medicine solutions to treat patients with aggressive (metastatic) cancer. From 2008 through February 2012, Mr. Schneiderman was Vice President of Investment Banking at Burnham Hill Partners LLC, a boutique investment bank providing capital raising, advisory and merchant banking services primarily in the healthcare and biotechnology industries. From 2004 through 2008, Mr. Schneiderman served in various roles and increasing responsibilities, including as Vice President of Investment Banking at Burnham Hill Partners, a division of Pali Capital, Inc. Previously, Mr. Schneiderman worked at H.C. Wainwright & Co., Inc. in 2004 as an investment banking analyst. Mr. Schneiderman holds a bachelor’s degree in economics from Tulane University.

Dr. Graeme Currie, PhD (Chief Development Officer) is a highly experienced drug development executive with over 30 years of experience in pharmaceutical and biotechnology companies. Dr. Currie has served as our Chief Development Officer since June 22, 2022. During his tenure with Pasithea, he also has served as a part-time consulting Chief Development Officer for Lytix Biopharma, a Norwegian based clinical stage biopharma company from January 2021 to June 2023. Prior to joining the Company, from January 2021 through June 2022, Dr. Currie served as Chief Executive Officer of Alpha 5 Integrin LLC (also known as Tegrigen Therapeutics LLC), a pre-clinical stage biopharmaceutical company specializing in the development of integrin targeting agents for life threatening diseases. Prior to joining Alpha 5 Integrin, from March 2019 to January 2021, Dr. Currie served as Chief Development Officer of Tolerion Inc., a privately held clinical-stage biotechnology company focused on the development of drug candidates for autoimmune diseases. From October 2017 to March 2019, Dr. Currie served as Chief Operating Officer for Bioclin Therapeutics (also known as Rainer Therapeutics Inc). Dr. Currie has held senior management roles at a number of biotechnology companies, including Dynavax Technologies (DVAX), Regeneron Pharmaceuticals (REGN), PDL Biopharma (PDL) and Gilead Sciences (GILD). Dr Currie holds a bachelor’s degree from the University of Salford and a PhD from Aston University in the UK.

Non-Employee Directors

Prof. Lawrence Steinman has served on our Board since August 2020. Prior to joining Pasithea, he served on the board of directors of Centocor from 1989 to 1998, the board of directors of Neurocine Biosciences from 1997 to 2005, the board of directors of Atreca from 2010 to 2019, the board of directors of BioAtla from 2016 to the present, and the board of directors of Tolerion from 2013 to 2021. He is currently the George A. Zimmermann Endowed Chair in the Neurology Department at Stanford University and previously served as the Chair of the Interdepartmental Program in Immunology at Stanford University Medical School from 2003 to 2011. He is an elected member of the National Academy of Medicine and the National Academy of Sciences. He also founded the Steinman Laboratory at Stanford University, which is dedicated to understanding the pathogenesis of autoimmune diseases, particularly multiple sclerosis and neuromyelitis optica. He received the Frederic Sasse Award from the Free University of Berlin in 1994, the Sen. Jacob Javits Award from the U.S. Congress in 1988 and 2002, the John Dystel Prize in 2004 from the National MS Society in the U.S., the Charcot Prize for Lifetime Achievement in Multiple Sclerosis Research in 2011 from the International Federation of MS Societies and the Anthony Cerami Award in Translational Medicine by the Feinstein Institute of Molecular Medicine in 2015. He also received an honorary Ph.D. at the Hasselt University in 2008 and from the University of Buenos Aires in 2022. He received his BA (physics) from Dartmouth College in 1968 and his MD from Harvard University in 1973. He also completed a fellowship in chemical immunology at the Weizmann Institute (1974-1977) and was an intern and resident at Stanford University Medical School (1973-1974; 1977-1980). We believe that Prof. Steinman is qualified to serve on our Board due to his extensive background in medicine and his experience as a board member in the life sciences industry.

Simon Dumesnil has served on our Board since April 2021. He is currently a Managing Partner and Director of Dunraven Capital Partners Limited, an investment management advisory company incorporated in the U.K. whose investments are predominately in Eastern European corporate distressed credits and structured products. From 2013 to 2018, Mr. Dumesnil was Managing Director and Head of Structured Financing Group Americas of UBS Securities LLC, where he was responsible for the structured financing trading book in the USA and LATAM and managed a book of financing positions across fixed income products (corporate syndicated and middle-market loans, corporate bonds, real estate loans, CMBS/RMBS/CLO/ABS, LATAM Sovereign). From 2010 to 2013, he was Managing Director and Co-Head Private-Side Structuring Group EMEA of UBS AG., where he was responsible for arranging structured solution transactions and acquisitions for FIG and Special Situation Group (SSG) and also co-headed the illiquid financing business. From 2009 to 2010, Mr. Dumesnil was the Chief Investment Officer Bluestone Capital Management and responsible for investments in distressed assets across Europe. From 2008 to 2009, Mr. Dumesnil was Director of Lehman Brother Holding Inc. and responsible for restructuring and unwinding Lehman Brothers Special Financing Inc. derivative book post-bankruptcy. From 2003 to 2008, Mr. Dumesnil was Director of Lehman Brothers International (Europe). Throughout his career at Dunraven Capital Management, UBS Securities, UBS AG, Bluestone Capital Management and Lehman Brothers, Mr. Dumesnil advised and underwritten corporate risk related to companies across industries or jurisdictions. He has an in-depth knowledge on corporate restructuring and capital structure optimization for companies across their business life cycle. His experience as Chief Investment Officer during the launch and growth phases of a financial services and technology company represents valuable insights for our Company. Mr. Dumesnil attended Cass Business School, where he received his Master of Science in Banking and International Finance and École des Hautes-Études-Commerciales HEC, where he received his Bachelor in Business and Administration, Finance. We believe that Mr. Dumesnil is qualified to serve on our Board due to his management and investment experience.

Dr. Emer Leahy has served on our Board since June 2021. Dr. Leahy received her Ph.D. in neuropharmacology from University College Dublin, Ireland in 1990, and her MBA from Columbia University in 2000. She has been with PsychoGenics Inc., a preclinical CNS service company, since 1999 and is currently serving as its Chief Executive Officer and Director and is responsible for compensation recommendations companywide. Prior to her appointment as the Chief Executive Officer, she was the vice president of business development. Dr. Leahy is also the Chief Executive Officer of PGI Drug Discovery LLC, a company engaged in psychiatric drug discovery with five partnered clinical programs including one in Phase III. Additionally, Dr. Leahy served as a board member and a member of both the compensation committee and the audit committee of Bright Minds Biosciences Inc. (NASDAQ: DRUG), a biotech company, until April 2022, and she has served as a board member, Chair of the audit committee and a member of the compensation committee of Intensity Therapeutics, Inc. since 2016. Dr. Leahy has more than 30 years of experience in drug discovery, clinical development and business development for pharmaceutical and biotechnology companies, including extensive knowledge of technology assessment, licensing, mergers and acquisitions, and strategic planning. She also holds an Adjunct Associate Professor of Neuroscience position at Mount Sinai School of Medicine. Dr. Leahy served on the Emerging Companies Section Governing Board of the Biotechnology Industry Organization, the Business Review Board for the Alzheimer’s Drug Discovery Foundation, and the Scientific Advisory Board of the International Rett Syndrome Foundation. She also currently serves on the board of directors of PsychoGenics Inc, the board of directors of Intensity Therapeutics and Neuronascent Inc., and is the Chair of the Board of Trustees of BioNJ and she is a recent finalist in the NJ Chapter of the EY Entrepreneur of the Year. We believe that Dr. Leahy is qualified to serve on our Board due to her extensive pharmaceutical, biotechnology and business background.

Alfred Novak has served on our Board since September 2022. Mr. Novak has broad operating experience as a Chief Executive Officer and Chief Financial Officer and has served on the boards of several pharmaceutical and medical device companies. Mr. Novak brings financial acumen and extensive expertise in product development, regulatory approval, commercial activities, and a track record of delivering substantial value for stockholders. Between October 2015 to June 2022, Mr. Novak served as a director of LivaNova Plc (NASDAQ: LIVN), which is a medical device company. From May 2017 to November 2019, Mr. Novak served as a director of Dova Pharmaceuticals, which was sold to Swedish Orphan Biovitrum AB or Sobi™, a company focused on rare diseases, for over $900 million; a director and CEO of Biosense, which was sold to Johnson & Johnson for $427 million; and CFO of Cordis Corporation, which was acquired by Johnson & Johnson for $1.8 billion. He received his MBA from the Wharton School of the University of Pennsylvania with a concentration in Healthcare Administration and a BS from the United States Merchant Marine Academy. We believe Mr. Novak is qualified to serve on our Board due to his extensive experience in product development, the regulatory approval process and commercialization in the pharmaceutical and medical device industries.

CORPORATE GOVERNANCE

Board Composition and Election of Directors

Our Board currently consists of five members. Under our Bylaws, the number of directors who shall constitute the Board shall equal not less than 1 nor more than 10, as the Board or majority stockholders may determine by resolution from time to time.

Board of Director Meetings

Our Board met eight times in fiscal 2023. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board (held during the period for which such director served on the Board) and (ii) the total number of meetings of all committees of our Board on which such director served (during the periods for which the director served on such committee or committees). We do not have a formal policy requiring members of the Board to attend our annual meetings of stockholders. One member of the Board attended the Company’s 2023 annual meeting of stockholders.

Director Independence

Our Board has determined that Simon Dumesnil, Dr. Emer Leahy and Alfred Novak are all “independent” as that term is defined under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). Our Board has determined that due to Tiago Reis Marques’ employment as an executive officer of the Company, he currently has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, such that he is not “independent” as that term is defined under the rules of the Nasdaq. Our Board has also determined that beginning as of June 21, 2022, due to the Company’s transaction with Alpha-5 integrin, LLC, a Delaware limited liability company (“Alpha-5”), Lawrence Steinman has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, such that he is not “independent” as that term is defined under the Nasdaq rules.

Notwithstanding the foregoing, the Board determined, due to exceptional and limited circumstances, that Prof. Lawrence Steinman’s membership on the Nominating and Corporate Governance Committee, and the Compensation Committee during the period beginning on June 21, 2022 until March 30, 2023 was required by the best interests of the Company and its stockholders due to his extensive experience with the Company’s operations as a founding member, his prior involvement with our compensation practices and director recruitment process as a member of the Compensation Committee and the Nominating and Corporate Governance Committee, while the Company searched for and engaged a new, appropriately qualified independent board member to replace him. Further, the Board determined, due to exceptional and limited circumstances, that Prof. Lawrence Steinman’s membership on the Audit Committee during the period beginning on June 21, 2022 until September 14, 2022 was required by the best interests of the Company and its stockholders due to his extensive experience with the Company’s operations as a founding member. Upon Mr. Novak’s appointment to the Board and the Audit Committee in September 2022, the Board decided it was no longer necessary to have Prof. Lawrence Steinman serve on the Audit Committee. Further, after an appropriate period of time to allow for Mr. Novak to become familiar with the Company’s operations, compensation and recruitment policies, in March 2023 the Board decided it was appropriate to appoint Mr. Novak to the Compensation Committee and to the Nominating and Corporate Governance Committee, making it no longer necessary to have Prof. Lawrence Steinman serve on these committees.

Board Elections

In accordance with our Bylaws, our stockholders shall elect directors at our annual meeting of stockholders (except as otherwise provided therein for the filling of vacancies). Each director shall hold office until his death, resignation, retirement, removal, or disqualification, or until his successor shall have been elected and qualified.

Board Leadership Structure

The positions of our Chairman of the Board and Chief Executive Officer are separated. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer must devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. Our Board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our Board. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Our corporate governance guidelines provide that, if the Chairman of the Board is a member of management or does not otherwise qualify as independent, the independent directors of the Board may elect a lead director. The lead director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the chairman is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairman of the Board. Our corporate governance guidelines further provide the flexibility for our Board to modify our leadership structure in the future as it deems appropriate.

Role of the Board in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.

We believe this leadership structure and division of responsibilities effectively addresses the risks facing the Company.

Board Committees

We currently have three committees of the Board and have adopted charters for such committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each committee’s charter is available under the Corporate Governance section of our website at www.pasithea.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this Proxy Statement.

Audit Committee.    The Audit Committee’s responsibilities include:

•        appointing, approving the compensation of, and assessing the qualifications, performance, and independence of our registered public accounting firm;

•        overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•        reviewing and discussing with management and our registered public accounting firm our audit plan, annual and quarterly financial statements and any reporting issues or related disclosures thereto;

•        overseeing the performance of the Company’s internal audit function;

•        coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•        discussing with management and our registered public accounting firm, as appropriate, our risk management policies;

•        meeting independently with our internal auditing staff, if any, registered public accounting firm and management;

•        reviewing and approving or ratifying any related person transactions; and

•        preparing the audit committee report required by SEC rules.

The members of our Audit Committee are Simon Dumesnil (chairperson), Dr. Emer Leahy and Alfred Novak. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Simon Dumesnil is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the Audit Committee must also meet heightened independence standards. Our Board has determined that Simon Dumesnil, Dr. Emer Leahy and Alfred Novak are independent within the meaning of the rules and regulations of Nasdaq and Rule 10A-3 under the Exchange Act.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and is available on our website at https://ir.pasithea.com/corporate-governance/board-committees. Our Audit Committee met four times in fiscal 2023.

Compensation Committee.    The Compensation Committee’s responsibilities include:

•        developing, reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;

•        developing and periodically reviewing compensation policies and practices applicable to our executive officers;

•        reviewing and approving corporate goals and objectives relevant to compensation for our Chief Executive Officers and other executive officers;

•        overseeing and administering our cash and equity incentive plans;

•        evaluating the adequacy of director compensation;

•        developing and recommending to the Board for approval policies for the recovery or clawback of erroneously paid compensation;

•        reviewing and discussing annually with our Board our “Compensation Discussion and Analysis,” to the extent required; and

•        preparing the annual compensation committee report required by SEC rules, to the extent required.

The members of our Compensation Committee are Dr. Emer Leahy (chairperson), Alfred Novak and Simon Dumesnil. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and is available on our website at https://ir.pasithea.com/corporate-governance/board-committees. Prof. Lawrence Steinman served as a member of the Compensation Committee until March 2023 and Mr. Novak joined the Compensation Committee in March 2023. Our Compensation Committee did not meet but acted by written consent one time in fiscal 2023.

Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our Compensation Committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our Compensation Committee then reviews the recommendations and other data. Our Compensation Committee makes decisions as to total compensation for each executive officer other than the chief executive officer, although it may instead, in its discretion, make recommendations to our Board regarding executive compensation for its approval. Our Board makes decisions as to total compensation for our Chief Executive Officer.

Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. In 2023, our Compensation Committee did not retain any compensation advisors.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee’s responsibilities include:

•        identifying individuals qualified to become Board members;

•        recommending to our Board the persons to be nominated for election as directors and to each Board committee;

•        developing and recommending to our Board corporate governance guidelines, and reviewing and recommending to our Board proposed changes to our corporate governance guidelines from time to time;

•        overseeing a periodic evaluation of our Board, committees and management;

•        reviewing the size and composition of our Board and determining whether to propose changes to either; and

•        ensuring that there is a process to solicit information from our Board, to the extent required.

The members of our Nominating and Corporate Governance Committee are Alfred Novak (chairperson), Dr. Emer Leahy and Simon Dumesnil. Each of the members of our Nominating and Corporate Governance Committee is independent under the applicable rules and regulations of Nasdaq relating to nominating and corporate governance committee independence. The Nominating and Corporate Governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and is available on our website at https://ir.pasithea.com/corporate-governance/board-committees. Prof. Lawrence Steinman was a member of the Nominating and Corporate Governance Committee until March 2023 and Mr. Novak joined the Nominating and Corporate Governance Committee in March 2023. Our Nominating and Corporate Governance Committee met one time in fiscal 2023.

In evaluating the suitability of individual candidates (both new candidates and current board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to our industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of our operations; diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. We evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholder Recommendations for Directorships

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names and backgrounds to the Secretary of the

Company at the address set forth below under “Stockholder Communications” in accordance with the provisions set forth in our Bylaws. All such recommendations will be forwarded to the Nominating and Corporate Governance Committee, which will review and only consider such recommendations if appropriate biographical and other information is provided, including, but not limited to, the items listed below, on a timely basis. All security holder recommendations for director candidates must be received by the Company in the timeframe(s) set forth under the heading “Stockholder Proposals” below. Stockholders who wish to recommend a candidate for nomination should contact our Secretary in writing and provide the following information:

•        the name and address of the stockholder and the beneficial owner, if any;

•        a representation that the stockholder is a record holder of the Company’s securities entitled to vote at the annual meeting of stockholders upon such nomination and intends to appear in person or by proxy at such annual meeting to propose such nomination;

•        the name, age, business and residential address, and principal occupation or employment of the proposed director candidate;

•        a description of any arrangements or understandings between the proposed director candidate and any other person or entity other than the Company; and

•        the consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting.

Assuming that appropriate information is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the Board or other persons, as described above and as set forth in its written charter.

Board Diversity

In accordance with Nasdaq board diversity listing standards, we are also disclosing aggregated statistical information about our Board’s self-identified gender and racial characteristics and LGBTQ+ status as voluntarily confirmed to us by each of our directors. The Board Diversity Matrix below presents the Board’s diversity statistics in the format prescribed by the Nasdaq rules.

Board Diversity Matrix (As of May 28, 2024)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	0	0

Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	4
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

Stockholder Communications

Our Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the Board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the Board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the Board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the Board should address such communications to: The Board of Directors, Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139, Attention: Secretary.

Corporate Code of Conduct and Ethics

Our Board has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Copies of our Corporate Code of Conduct and Ethics are available, without charge, upon request in writing to Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139, Attn: Secretary and are posted on the investor relations section of our website, which is located at www.pasithea.com. We also intend to disclose any amendments to the Corporate Code of Conduct and Ethics, or any waivers of its requirements, on our website.

Anti-Hedging Policy

Pursuant to our Insider Trading Policy, our directors and executives are prevented from engaging in hedging or monetization transactions (including but not limited to prepaid variable forwards, equity swaps, puts, calls, collars, and other derivative instruments), as such transactions allow individuals to continue to own our securities without the full risks and rewards of ownership and as a result, not have the same objectives as other stockholders.

EXECUTIVE COMPENSATION

The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2023 to our Chief Executive Officer and Chief Financial Officer. As of December 31, 2023, there were no other executive officers who earned more than $100,000 during the fiscal year ended December 31, 2023 and were serving as executive officers as of such date (the “Named Executive Officers”).

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Tiago Reis Marques,	2023	450,000	30,000	57,347	—	—	—	—	537,347
Chief Executive Officer(2)	2022	450,000	89,250	—	—	—	—	—	539,250
Daniel Schneiderman,	2023	330,000	15,939	—	—	—	—	—	345,939
Chief Financial Officer(3)	2022	135,205	57,500	—	174,498	—	—	—	367,203
Graeme Currie,	2023	330,647	15,970	—	98,247	—	—	—	444,864
Chief Development Officer(4)	2022	143,870	55,000	—	—	—	—	—	198,870
Stanley Gloss,	2022	60,000	—	—	—		—	—	60,000
Former Chief Financial Officer(5)

____________

(1)      In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the Named Executive Officer, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise.

(2)      Total compensation for 2023 for Dr. Marques includes $57,347 for stock awards representing the grant date fair value of the issuance of 5,832 shares of Common Stock pursuant to the vesting of restricted stock units (“RSUs”).

(3)      Mr. Schneiderman was hired as Chief Financial Officer of the Company on October 11, 2022. Salary for Mr. Schneiderman includes $66,667 paid to Mr. Schneiderman as a consultant to the Company from July 1, 2022 through October 10, 2022.

(4)      Dr. Currie was hired as our Chief Development Officer on June 22, 2022 and became an Executive Officer on July 3, 2023. From June 22, 2022 to June 21, 2023 Dr. Currie was paid an annual salary of $281,250 for his part time service as Chief Development Officer and commencing on June 22, 2023, Dr. Currie was paid an annual salary of $375,000 per year for his full-time service.

(5)      Mr. Gloss passed away on June 7, 2022.

Outstanding Equity Awards at December 31, 2023

The following table summarizes the outstanding equity awards held by each Named Executive Officer as of December 31, 2023.

Name	Option Awards					Stock Awards
	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested(3)(4)
Tiago Reis Marques, Chief Executive Officer(1)	12/20/2021	6,667	3,333	$28.80	12/20/2031	3,335	$30,833
Daniel Schneiderman, Chief Financial Officer(2)	10/11/2021	5,000	10,000	$25.20	10/11/2031	—	$—
Graeme Currie, Chief Development Officer	2/24/2023	7,500	7,500	$9.82	2/24/2033	—	$—

____________

(1)      Under the terms of Dr. Marques’ Executive Employment Agreement, on December 20, 2021, he received (i) a grant of 200,000 stock options at an exercise price equal to the closing price of the Common Stock on the grant date and (ii) a grant of 200,000 RSUs. Dr. Marques’ stock options and RSUs each vest over three years, with one-third vesting 12 months after the grant date, and the remainder vesting in equal tranches quarterly for two years thereafter.

(2)      Under the terms of Mr. Schneiderman’s Executive Employment Agreement, on October 11, 2022, he received a grant of 300,000 stock options at an exercise price equal to the closing price of the Common Stock on the grant date. Mr. Schneiderman’s stock options each vest over three years, with one-third vesting one year after the grant date, one-third vesting two years after the grant date and the one-third vesting three years after the grant date.

(3)      Under the terms of Dr. Currie’s Executive Employment Agreement, on February 24, 2023, he received a grant of 15,000 stock options at an exercise price equal to the closing price of the Company’s Common Stock on the grant date. 5,000 of Mr. Currie’s stock options vested on June 30, 2023 and the remaining 10,000 stock options vest in equal quarterly tranches over each of the next two years.

(4)      The market value of unvested RSUs is based on the closing market price of our Common Stock of $7.40 per share on December 29, 2023.

There were no option exercises by our Named Executive Officers during our fiscal years ended December 31, 2023 or 2022.

Employment Agreements with our Named Executive Officers

Employment Agreement with Dr. Tiago Reis Marques

On January 1, 2022, we entered into an employment agreement with Dr. Marques. Under the terms of Dr. Marques’ employment agreement, he holds the position of Chief Executive Officer and receives a base salary of $450,000 annually. In addition, Dr. Marques is eligible to receive an annual bonus, with a target amount equal to seventy-five percent (75%) of Dr. Marques’ annual base salary. The actual amount of each bonus will be determined by the sole discretion of our Compensation Committee and will be based upon both the Company’s performance and Dr. Marques’ individual performance. Pursuant to the terms of his employment agreement, Dr. Marques is also eligible to participate in all incentive and deferred compensation programs available to other executives or officers of the Company, and will be eligible to participate in any employee benefit plans and equity plans that we may adopt, which plans may be amended by the Company from time to time in its sole discretion.

Pursuant to Dr. Marques’ employment agreement, Dr. Marques was paid $100,000 as a sign on bonus. We also issued to Dr. Marques stock options to purchase 10,000 shares of Common Stock under the Pasithea Therapeutics Corp. 2021 Stock Incentive Plan (the “2021 Incentive Plan”), with one-third of the total shares vesting on the 12-month anniversary of the grant date, and the remainder vesting in equal quarterly installments thereinafter. Further, we issued to Dr. Marques RSUs exercisable for 10,000 shares of Common Stock, with one-third of the total shares underlying the RSUs vesting upon the 12-month anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter.

We may terminate Dr. Marques’ employment at any time with or without Cause (as that term is defined in Mr. Marques’ employment agreement) and with or without advance notice to Dr. Marques, and Dr. Marques may terminate his employment at any time for any reason upon providing 90 days’ written notice to the Company.

In the event we terminate Dr. Marques’ employment without Cause, we will pay Dr. Marques the equivalent of 12 months of his base annual salary in effect as of the date of termination, subject to standard payroll deductions and withholdings and Dr. Marques’ executing a release of claims against the Company. If we terminate Dr. Marques’ employment for any other reason, Dr. Marques will receive no compensation other than what he has earned at the time of the termination and he will not be entitled to any severance benefits.

Employment Agreement with Daniel Schneiderman

On October 11, 2022, we entered into an employment agreement with Mr. Schneiderman. Under the terms of Mr. Schneiderman’s employment agreement, he holds the position of Chief Financial Officer and receives a base salary of $330,000 annually. In addition, Mr. Schneiderman is eligible to receive an annual bonus, with a target amount equal to thirty-five percent (35%) of Mr. Schneiderman’s annual base salary. The actual amount of each bonus will be determined by the sole discretion of our Compensation Committee and will be based upon both the Company’s performance and Mr. Schneiderman’s individual performance. Pursuant to the terms of his employment agreement, Mr. Schneiderman is also eligible to participate in all incentive and deferred compensation programs available to other executives or officers of the Company, and will be eligible to participate in any employee benefit plans and equity plans that we may adopt, which plans may be amended by the Company from time to time in its sole discretion.

Pursuant to Mr. Schneiderman’s employment agreement, Mr. Schneiderman was paid $30,000 as a sign on bonus. We also issued to Mr. Schneiderman stock options to purchase 15,000 shares of Common Stock under our 2021 Incentive Plan, with one-third of the total shares vesting on the one year anniversary of the grant date, one-third of the total shares vesting on the two year anniversary of the grant date, and one-third of the total shares vesting on the three year anniversary of the grant date.

We may terminate Mr. Schneiderman’s employment at any time with or without Cause (as that term is defined in Mr. Schneiderman’s employment agreement) and with or without advance notice to Mr. Schneiderman, and Mr. Schneiderman may terminate his employment at any time for any reason upon providing 60 days’ written notice to the Company.

In the event we terminate Mr. Schneiderman’s employment without Cause, we will pay Mr. Schneiderman the equivalent of six months of his base annual salary in effect as of the date of termination, subject to standard payroll deductions and withholdings and Mr. Schneiderman’s executing a release of claims against the Company. His stock options will also accelerate and fully vest on his termination date. If we terminate Mr. Schneiderman’s employment for any other reason, Mr. Schneiderman will receive no compensation other than what he has earned at the time of the termination and he will not be entitled to any severance benefits.

Employment Agreement with Dr. Graeme Currie

On June 21, 2022, we entered into an employment agreement with Dr. Currie. Under the terms of Dr. Currie’s employment agreement, he holds the position of Chief Development Officer and receives an annual base salary of $375,000. In addition, Dr. Currie is eligible to receive an annual bonus, with a target amount equal to thirty-five percent (35%) of Dr. Currie’s annual base salary. The actual amount of each bonus will be determined by the sole discretion of our Compensation Committee and will be based upon both the Company’s performance and Dr. Currie’s individual performance. Pursuant to the terms of his employment agreement, Dr. Currie is also eligible to participate in all incentive and deferred compensation programs available to other executives or officers of the Company, and will be eligible to participate in any employee benefit plans and equity plans that we may adopt, which plans may be amended by the Company from time to time in its sole discretion.

Pursuant to Dr. Currie’s employment agreement, Dr. Currie was paid $30,000 as a sign on bonus. We also issued to Dr. Currie stock options to purchase 15,000 shares of Common Stock under our 2021 Incentive Plan, with one-third of the total shares vesting on the one year anniversary of the grant date, one-third of the total shares vesting on the two year anniversary of the grant date, and one-third of the total shares vesting on the three year anniversary of the grant date.

We may terminate Dr. Currie’s employment at any time with or without Cause (as that term is defined in Dr. Currie’s employment agreement) and with or without advance notice to Dr. Currie, and Dr. Currie may terminate his employment at any time for any reason upon providing 60 days’ written notice to the Company.

In the event we terminate Dr. Currie’s employment without Cause, we will pay Dr. Currie the equivalent of six months of his base annual salary in effect as of the date of termination, subject to standard payroll deductions and withholdings and Dr. Currie’s executing a release of claims against the Company. His stock options will also accelerate and fully vest on his termination date. If we terminate Dr. Currie’s employment for any other reason, Dr. Currie will receive no compensation other than what he has earned at the time of the termination and he will not be entitled to any severance benefits.

Consulting Agreement with Stanley Gloss

On April 13, 2021, we entered into an agreement with Brio Financial Group, LLC (“Brio”), pursuant to which Mr. Gloss served as our Chief Financial Officer and also provided certain other specified financial and accounting services typically provided by a chief financial officer (the “Brio Agreement”). The initial term of the Brio Agreement ran through March 31, 2022. The Company paid a monthly fixed fee of $7,500 during the term of the Brio Agreement. In addition, 25,000 restricted shares of Common Stock were issued to Brio which vested over the 1-year term of the Brio Agreement. Further, the Company issued Mr. Gloss stock options to purchase up to 100,000 shares of Common Stock, which options vested fully upon execution of the Brio Agreement and had an exercise price of $5.00 per share. As of June 7, 2022, Mr. Gloss no longer provided any services to the Company pursuant to the Brio Agreement.

Incentive Award Plans

2021 Incentive Plan

On July 15, 2021, our Board adopted the 2021 Incentive Plan, which plan was approved by our stockholders on July 15, 2021. Under the 2021 Incentive Plan, we may grant cash and equity incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete. The 2021 Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, restricted stock awards, RSUs, unrestricted stock awards, stock appreciation rights and other forms of stock-based compensation.

2023 Incentive Plan

On October 6, 2023, our Board adopted the Pasithea Therapeutics Corp. 2023 Stock Incentive Plan (the “2023 Incentive Plan”), and our stockholders approved the 2023 Incentive Plan at our 2023 annual meeting of stockholders on December 29, 2023 (the “Stockholder Approval Date”). As of the Stockholder Approval Date, no new grants of awards were made under the 2021 Incentive Plan and all new grants of awards will be made under the 2023 Incentive Plan. All unused shares of Common Stock reserved under our 2021 Incentive Plan and shares from outstanding awards that are canceled or forfeited under the 2021 Incentive Plan will be rolled over for issuance under the 2023 Incentive Plan. The 2023 Incentive Plan provides for the grant of non-qualified stock options, incentive stock options, restricted stock awards, RSUs, unrestricted stock awards, stock appreciation rights and other forms of stock-based compensation.

The foregoing descriptions of the 2021 Incentive Plan and the 2023 Incentive Plan are intended to be summaries only. These summaries are qualified in their entirety by the full text of the 2021 Incentive Plan and the 2023 Incentive Plan, copies of which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and incorporated herein by reference.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. For further information, see “Limitations on Liability and Indemnification Matters.”

Policies and Procedures for Related Person Transactions

On March 28, 2024, our Board adopted an updated written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy will cover, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved will be the lesser of $120,000 or 1% of assets the average of our total assets at year-end for the last two completed fiscal years, in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

Each director and executive officer of the Company, each person nominated to stand for election as a director, and each person who beneficially owns more than 5% of any class of the Company’s voting securities must provide the Company’s Principal Financial Officer (within the meaning of the rules promulgated by the SEC) with prior written notice of any proposed related person transaction. Such notice must include the facts and circumstances of the proposed related person transaction, including (i) the related person’s relationship to the Company and interest in the transaction, (ii) the material facts of the proposed related person transaction, including the proposed aggregate value of such transaction or the amount of principal that would be involved in the case of indebtedness, (iii) the benefits to the Company of the proposed related person transaction, (iv) the availability of other sources of comparable products or services if applicable, and (v) an assessment of whether the proposed related person transaction is on terms comparable to terms available to unrelated third parties or to employees generally.

In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related person transaction was initiated by the Company, a subsidiary or the related person, (iii) whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related person transaction, (v) the approximate dollar value of the amount involved in the related person transaction, particularly as it relates to the related person, (vi) the related person’s interest in the related person transaction and (vii) any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.

All related-party transactions may only be consummated if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the deliberations or vote respecting approval or ratification of the transaction. However, such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

All of the transactions described under “Certain Relationships and Related Person Transactions” occurred prior to the adoption of these policies and procedures.

Limitations on Liability and Indemnification Matters

Our Certificate limits our directors’ liability to the fullest extent permitted under Delaware law, which prohibits our Certificate from limiting the liability of our directors for the following:

•        any breach of the director’s duty of loyalty to us or our stockholders;

•        acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•        unlawful payment of dividends or unlawful stock repurchases or redemptions; or

•        any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended.

Our Bylaws provide that we indemnify our directors and officers to the fullest extent permitted under Delaware law and that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law (“DGCL”).

We have entered into indemnification agreements with our directors and officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, provide for indemnification of our directors and officers for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or officer or at our request. We believe that these provisions in our Certificate and Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The above description of the limitation of liability and indemnification provisions of our Certificate, our Bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The limitation of liability and indemnification provisions in our Certificate and Bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Director Compensation

The following table sets forth for each non-employee director that served as a director during the year ended December 31, 2023 certain information concerning his or her compensation for the year ended December 31, 2023:

Year Ended December 31, 2023

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)(2)
Prof. Lawrence Steinman	250,000	(3)(4)	—	—	—	—	—	250,000
Simon Dumesnil	60,000	(5)	—	—	—	—	—	60,000
Dr. Emer Leahy	60,000	(5)	—	—	—	—	—	60,000
Alfred Novak	50,000	(6)	—	—	—	—	—	50,000

____________

(1)     In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the Named Executive Officer, calculated in accordance with ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for the Company that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. The aggregate number of shares of Common Stock underlying stock options outstanding as of December 31, 2023 held by each of Prof. Lawrence Steinman, Simon Dumesnil, Dr. Emer Leahy and Alfred Novak was 5,000.

(2)      All directors receive reimbursement for reasonable out of pocket expenses in attending Board meetings and for participating in our business.

(3)      Consists of (i) $100,000 for services as Chairman of the Board, (ii) $50,000 annual retainer as a non-employee director, and (iii) $100,000 pursuant to a consulting agreement between the Company and Prof. Lawrence Steinman (the “Steinman Consulting Agreement”). Under the Steinman Consulting Agreement, Prof. Lawrence Steinman receives $25,000 per quarter for his services to the Company.

(4)      $62,500 in fees earned for services rendered during fiscal year 2023 were paid in fiscal year 2024.

(5)      $15,000 in fees earned for services rendered during fiscal year 2023 were paid in fiscal year 2024.

(6)      $12,500 in fees earned for services rendered during fiscal year 2023 were paid in fiscal year 2024.

Compensation Policy for Non-Employee Directors.

The material terms of the non-employee director compensation program, as it is currently contemplated, are summarized below.

The non-employee director compensation program provides for annual retainer fees and/or long-term equity awards for our non-employee directors. Each non-employee director is eligible to receive an annual retainer of $50,000 plus an additional $10,000 for each Board committee that he or she chairs. A non-employee director serving as chairman of the Board is eligible to receive an additional annual retainer of $100,000. Additionally, upon joining the Board, Non-employee directors are eligible to receive stock options to purchase 5,000 shares of Common Stock, with 50% of the shares subject to the options vesting after the first year of service and 50% vesting after the second year.

Compensation under our non-employee director compensation policy is subject to the annual limits on non-employee director compensation set forth in the 2023 Incentive Plan, as described above. Our Board or an authorized committee may modify the non-employee director compensation program from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2023 Incentive Plan. As provided in the 2023 Incentive Plan, our Board or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board or its authorized committee may determine in its discretion.

Consulting Agreement with Prof. Lawrence Steinman

The Steinman Consulting Agreement memorializes the compensation arrangements pursuant to which Prof. Steinman has been compensated for his services to our Company, as previously disclosed in our public filings. Pursuant to the Steinman Consulting Agreement, Prof. Steinman provides a variety of consulting and advisory services relating principally to the clinical and commercial development of our product candidates, including our research and development strategy through all phases of discovery and preclinical development, identifying potential partners for our pre-clinical assets, and business development efforts related to our pre-clinical assets, among other things. Pursuant to the Steinman Consulting Agreement, Prof. Steinman receives $25,000 per quarter for his services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Holders and Management

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of April 29, 2024 by:

•        each of our Named Executive Officers;

•        each of our directors; and

•        all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our Common Stock is based on 1,043,248 shares of Common Stock outstanding as of April 29, 2024. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 29, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of Common Stock, we must include in the numerator and denominator of those shares of Common Stock, as well as those shares of Common Stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of Common Stock, and Common Stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name of Beneficial Owner	Beneficial Ownership
	Common Stock
	Shares(1)	%(2)
5% or Greater Stockholders
PD Joint Holdings, LLC(3)	170,434	15.7%
Named Executive Officers and Directors:
Dr. Tiago Reis Marques(4)	58,834	5.5%
Daniel Schneiderman(5)	10,927	1.0%
Graeme Currie(6)	15,938	1.5%
Prof. Lawrence Steinman(7)	81,358	7.7%
Dr. Emer Leahy(8)	5,000	*
Simon Dumesnil(9)	7,500	*
Alfred Novak(10)	2,500	*
All officers and directors as a group (7 persons)	182,057	16.3%

____________

*        Less than 1%.

(1)      Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All entries exclude beneficial ownership of shares issuable pursuant to warrants, options or other derivative securities that have not vested or that are not otherwise exercisable as of April 29, 2024 or which will not become vested or exercisable within 60 days.

(2)      Percentages are rounded to nearest tenth of a percent. Percentages are based on 1,043,248 shares of Common Stock outstanding as of April 29, 2024. Warrants, stock options or other derivative securities that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)      Consists of (i) 130,434 shares of Common Stock and (ii) 40,000 shares of Common Stock issuable upon the exercise of a warrant held directly by PD Joint Holdings, LLC Series 2016-A. All share information is based on information disclosed in a statement on Schedule 13G filed with the SEC on February 15, 2023 on behalf of Paul B. Manning, Bradford Manning, PD Joint Holdings, LLC, Series 2016-A, and Tiger Lily Capital, LLC. The business address for each person and entity named in this footnote is 200 Garrett Street, Suite S, Charlottesville, Virginia 22902.

(4)      Includes (i) 38,832 shares of Common Stock and (ii) 20,002 shares of Common Stock issuable upon exercise of vested stock options. Excludes (i) 16,667 unvested options and (ii) 1,669 unvested RSUs.

(5)      Includes 10,927 shares of Common Stock issuable upon exercise of vested stock options. Excludes 20,000 unvested stock options.

(6)      Includes 15,938 shares of Common Stock issuable upon exercise of vested stock options. Excludes 5,000 unvested stock options.

(7)      Includes (i) 66,358 shares of Common Stock, (ii) 10,000 shares of Common Stock issuable upon exercise of warrants; and (iii) 5,000 shares of Common Stock issuable upon exercise of vested stock options. Excludes 7,500 unvested stock options.

(8)      Includes 5,000 shares of Common Stock issuable upon exercise of vested stock options. Excludes 7,500 unvested stock options.

(9)      Includes (i) 2,500 shares of Common Stock and (ii) 5,000 shares of Common Stock issuable upon exercise of vested stock options. Excludes 7,500 unvested stock options.

(10)    Includes 2,500 shares of Common Stock issuable upon exercise of vested stock options. Excludes 7,500 unvested stock options.

Securities Authorized for Issuance Under Existing Equity Compensation Plans

The following table summarizes certain information regarding our equity compensation plans as of December 31, 2023, including our 2021 Incentive Plan and our 2023 Incentive Plan. Upon the adoption by our stockholders of the 2023 Plan on December 19, 2023, all unused shares of Common Stock reserved under our 2021 Incentive Plan, and shares from outstanding awards that are canceled or forfeited under the 2021 Incentive Plan, are available for issuance under the 2023 Incentive Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights(2)	Number of securities remaining available for future issuances under equity compensation plans (excluding securities reflected in column (a))(3)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	99,000	$32.38	153,389
Equity compensation plans not approved by security holders	—	$—	—
Total	99,000	$32.38	153,389

____________

(1)      Consists of stock options exercisable for 99,000 shares of Common Stock and excludes 10,000 RSUs issued and outstanding under the 2021 Incentive Plan. Excludes 153,389 shares available under the 2023 Incentive Plan.

(2)      The weighted average exercise price does not take into account RSUs, which have no exercise price.

(3)      The number of shares of Common Stock available for grant and issuance under the 2023 Incentive Plan is subject to an automatic annual increase on January 1 of each year beginning on January 1, 2024 by an amount equal to 3% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Transactions with Related Persons

Except as set out below, as of January 1, 2022 there have been no transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

•        any director or executive officer of our company;

•        any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of Common Stock;

•        any promoters and control persons; and

•        any member of the immediate family (including spouse, parents, children, siblings and in laws) of any of the foregoing persons.

Pursuant to our Audit Committee charter adopted in 2021, the Audit Committee is responsible for reviewing and approving, prior to our entry into any such transaction, all transactions in which we are a participant and in which any parties related to us have or will have a direct or indirect material interest.

The following includes a summary of transactions since January 1, 2022 to which we have been a party in which the amount involved will be the lesser of $120,000 or 1% of our assets, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

PsychoGenics, Inc.

In April 2023 we entered into a contract with PsychoGenics, Inc. (“PsychoGenics”) for the conduct of one of our preclinical studies. PsychoGenics is a contract manufacturing organization with extensive experience running preclinical and clinical. Pursuant to the contract, we made aggregate payments to PsychoGenics totaling approximately $0.3 million over the term of the contract. The contract was completed in September 2023.

Dr. Emer Leahy, a member of our Board, is the current Chief Executive Officer and a less than 5% owner of PsychoGenics.

Alpha-5 Integrin, LLC

On June 21, 2022, we entered into a Membership Interest Purchase Agreement with PD Joint Holdings, LLC Series 2016-A and Prof. Lawrence Steinman (the “Alpha-5 Sellers”), pursuant to which the Alpha-5 Sellers sold all of the issued and outstanding equity of Alpha-5 to the Company. Alpha-5 is a preclinical-stage company developing a monoclonal antibody (mAbs) for the treatment of amyotrophic lateral sclerosis (ALS) and other neuroinflammatory disorders, such as multiple sclerosis. In connection with the transaction, we issued to the Alpha-5 Sellers 163,044 shares of our Common Stock, which had a market value of $1.01 million on the date of the transaction, and warrants exercisable for 50,000 shares of Common Stock at an exercise price of $37.60 per share, expiring five years from the acquisition date, the aggregate fair value of which was $0.4 million at the date of acquisition.

Prof. Lawrence Steinman, our Executive Chairman and co-founder, was a 20% owner of Alpha-5 at the time of the transaction.

Consulting Agreement with Prof. Lawrence Steinman

The Steinman Consulting Agreement memorializes the compensation arrangements pursuant to which Prof. Steinman has been compensated for his services to our Company, as previously disclosed in our public filings. Pursuant to the Steinman Consulting Agreement, Prof. Steinman provides a variety of consulting and advisory services relating principally to the clinical and commercial development of our product candidates, including our research and development strategy through all phases of discovery and preclinical development, identifying potential partners for our pre-clinical assets, and business development efforts related to our pre-clinical assets, among other things. Pursuant to the Steinman Consulting Agreement, Prof. Steinman receives $25,000 per quarter for his services.

Brio Financial Group

On April 13, 2021, we entered into the Brio Agreement pursuant to which Brio provided Stanley M. Gloss to serve as our Chief Financial Officer and also provided certain other specified financial and accounting services typically provided by a chief financial officer. The initial term of the Brio Agreement ran through March 31, 2022. The Company paid a monthly fixed fee of $7,500 during the term of the Brio Agreement. In addition, 1,250 restricted shares of Common Stock were issued to Brio which vested over the 1-year term of the Brio Agreement. Further, the Company issued Mr. Gloss stock options to purchase up to 5,000 shares of Common Stock, which options vested fully upon execution of the Brio Agreement and had an exercise price of $100.00 per share. As of June 7, 2022, Mr. Gloss no longer provided any services to the Company pursuant to the Brio Agreement.

Named Executive Officers and Current Directors

For information regarding compensation for our Named Executive Officers and current directors, see “Executive Compensation.”

Director Independence

See “Executive Officers, Non-executive employees and directors — Director Independence” and “Executive Officers, Non-executive employees and directors — Board Committees” above.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum as our independent registered public accounting firm for our fiscal year ending December 31, 2024. We are asking our stockholders to ratify this appointment.

SEC regulations and the Nasdaq listing standards require our Audit Committee to engage, retain, and supervise our independent registered public accounting firm. Our Audit Committee annually reviews our independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. Although stockholder ratification is not required by applicable law nor by our Bylaws, we are submitting our selection of Marcum as our independent registered public accounting firm as a matter of good corporate governance.

We expect that a representative of Marcum will be present at the Annual Meeting, that the representative will have the opportunity to make a statement if he or she so desires, and that he or she will be available to respond to appropriate questions.

Marcum has served as our independent registered public accounting firm since 2020.

This Proposal 2 will be approved with the affirmative vote of a majority of the votes cast at the Annual Meeting. You may vote “for” or “against,” or abstain from voting on, Proposal 2. As a result, abstentions will have the effect of a vote “against” and “broker non-votes”, if any, will have no effect on the outcome of Proposal 2.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2024.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Board has appointed Marcum as our independent registered public accounting firm for the fiscal year ended December 31, 2024. The following table sets forth the fees billed to the Company for professional services rendered by Marcum for the years ended December 31, 2023 and December 31, 2022:

	Year Ended December 31,
	2023	2022
Services:
Audit Fees(1)	$252,173	$295,546
Audit-Related Fees(2)	70,695	51,034
Tax Fees	—	—
All Other Fees	—	—
Total fees	$322,868	$346,580

____________

(1)      Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits.

(2)      Audit related fees consisted principally of procedures related to regulatory filings in 2023 and 2022.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.      Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.      Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.      Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.      Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All services rendered by Marcum in our fiscal years ended December 31, 2023 and 2022 were pre-approved by our Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023 with management.

The Audit Committee has discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and SEC.

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements be included in our fiscal 2023 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee has also appointed Marcum as the Company’s independent registered public accounting firm for Fiscal Year 2024.

Respectfully submitted,
THE AUDIT COMMITTEE
Simon Dumesnil Emer Leahy Alfred Novak

ADDITIONAL INFORMATION

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Pursuant to SEC Rule 14a-8, certain stockholder proposals may be eligible for inclusion in the Company’s proxy statement for the 2024 annual meeting of stockholders. To be considered for inclusion in next year’s proxy statement, stockholder proposals must be received by our Secretary at our principal executive offices no later than the close of business on January 28, 2025. However, if the date of the 2025 annual meeting of stockholders has been changed by more than 30 days from the date of the Annual Meeting, then the deadline to be considered for inclusion in next year’s proxy statement is a reasonable time before we begin to print and send our proxy materials for the 2025 annual meeting of stockholders. We will announce such date in a current report on Form 8-K. Any such proposal shall be mailed to: Pasithea Therapeutics Corp., 1111 Lincoln Road, Miami Beach, Florida 33139, Attn.: Secretary.

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our Bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Secretary at the principal executive offices of the Company. To be timely, the stockholder’s notice must be delivered to or mailed and received by us not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the anniversary date of the prior year’s annual meeting, except that if the annual meeting is set for a date that is not within 30 days before or 70 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Assuming the date of our 2025 annual meeting of stockholders is not so advanced or delayed, stockholders who wish to make a proposal at our 2025 annual meeting of stockholders must notify us no earlier than February 26, 2025 and no later than March 28, 2025. Any such proposal shall be mailed to: Pasithea Therapeutics Corp., 1111 Lincoln Road, Miami Beach, Florida 33139, Attn.: Secretary.

Further, if you intend to nominate a director and solicit proxies in support of such director nominee(s) at our 2025 annual meeting of stockholders, you must also provide the notice and additional information required by Rule 14a-19 to: Pasithea Therapeutics Corp., 1111 Lincoln Road, Miami Beach, Florida 33139, Attn.: Secretary, no later than April 27, 2025. This deadline under Rule 14a-19 does not supersede any of the timing requirements for advance notice under our Bylaws. The supplemental notice and information required under Rule 14a-19 is in addition to the applicable advance notice requirements under our Bylaws as described in this section and it shall not extend any such deadline set forth under our Bylaws.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the section of this Proxy Statement entitled “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, may be obtained by stockholders without charge by written or oral request, or may be accessed on the Internet at www.sec.gov or www.pasithea.com.

Householding

Under the rules adopted by the SEC, we may deliver proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one copy of the proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of the proxy materials was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. by calling 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address or sending a written request to Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139, Attention: Tiago Reis Marques, Chief Executive Officer.

Voting by Telephone or the Internet

Provision has been made for you to submit your proxy to vote your shares of Common Stock by telephone or via the Internet. You may also submit a proxy to vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to submit your proxy to vote by any of these methods.

Submitting your proxy to vote by telephone or via the Internet will not affect your right to vote during the Annual Meeting should you decide to attend the Annual Meeting virtually or in person.

The telephone and Internet proxy submission procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. The Company has been advised that the Internet proxy submission procedures that have been made available to you are consistent with the requirements of applicable law. Stockholders submitting a proxy to vote by phone or via the Internet should understand that there may be costs associated, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

Other Matters

The Board does not know of any other matters that are to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting or any adjournments or postponements thereof, the people named as proxies will have discretion to vote thereon.

By Order of the Board of Directors
/s/ Tiago Reis Marques
Tiago Reis Marques
Chief Executive Officer and Director

May 28, 2024

Miami, Florida

PASITHEA THERAPEUTICS CORP. 1111 LINCOLN RD., SUITE 500 MIAMI BEACH, FLORIDA 33139 UNITED STATES SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 25, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KTTA2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 25, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V50695-P13148 PASITHEA THERAPEUTICS CORP For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain Nominee: 01) Dr. Emer Leahy 2. Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and 3. Transacting such other business as may properly come before the Annual Meeting or any adjournment thereof. 1. Election of Director The Board of Directors recommends you vote “FOR” the following: The Board of Directors recommends you vote “FOR” proposal 2. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. PASITHEA THERAPEUTICS CORP. Annual Meeting of Stockholders June 26, 2024 This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Tiago Reis Marques and Daniel Schneiderman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PASITHEA THERAPEUTICS CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on June 26, 2024, via the Internet through a virtual web conference at www.virtualshareholdermeeting.com/KTTA2024 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side